Exhibit 10.6

Equity Transfer Agreement

Transferor: Guangzhou Youxin Technology Co., Ltd.

Transferee: Jian Miaochang

Date of Signature: June 17, 2020

Transferor: Guangzhou Youxin Technology Co., Ltd.

Transferee: Jian Miaochang

Songshuibang Smart Technology (Guangzhou) Co., Ltd. was established with a capital of 1.05 million yuan contributed by Jian Miaochang (35% of the registered capital), 1.5 million yuan contributed by Chen Weizhen (50% of the registered capital), 300,000 yuan contributed by Guangzhou Youxin Technology Co., Ltd. (10% of the registered capital), and 150,000 yuan contributed by Fang Ruiping (5% of the registered capital). According to the relevant provisions of the “Company Law of the People’s Republic of China” and the resolution of the shareholders’ meeting, the following terms are agreed upon regarding the transfer of equity:

1. Guangzhou Youxin Technology Co., Ltd., which owns 30,000 yuan (10% of the registered capital), will transfer all its equity to Jian Miaochang for a transfer amount of 0 yuan.

2. On the day of signing the contract, the transferee shall pay the full transfer amount to the transferor.

3. The new investment proportions of the shareholders are as follows: Jian Miaochang contributes 1.35 million yuan (45% of the registered capital), Chen Weizhen contributes 1.5 million yuan (50% of the registered capital), and Fang Ruiping contributes 150,000 yuan (5% of the registered capital).

4. As of June 17, 2020, the company’s creditor’s rights and debts have been fully accounted for without any concealment. Both the transferor and transferee shareholders have acknowledged this and have clearly assumed responsibility as stipulated in Article 3 of the Company Law of the People’s Republic of China.

5. The profits from the company’s dividends shall be calculated from the date of the signing of the contract. The transferor shall enjoy the dividends before the transfer, and the transferee shall enjoy the dividends after the transfer.

6.Guangzhou Youxin Technology Co., Ltd. is no longer a shareholder of the company from the date of the transfer of the investment, and shall not engage in any activities in the name of the company.

7. In the event of a dispute arising from this contract, the two parties shall negotiate. If the negotiation fails, it shall be submitted to an arbitration institution or the people’s court.

8. This contract is made in triplicate, with one copy submitted to the industrial and commercial authority, one copy held by all new and old shareholders, and one copy kept in the company’s archive. They all have equal legal effect.

9. This contract shall come into effect on the date of signature by the transferor, transferee, and the company seal.

(Below is a signature page, without any main text)

(Below is a signature page, without any main text)

Signature of Transferor:

Signature of Transferee:

Signatures of other shareholders: